                            LIMITED POWER OF ATTORNEY
                          (ATTORNEY-IN-FACT TO EXECUTE
                     SEC FORM 3, 4 and 5 FILING)
KNOW ALL MEN BY THESE PRESENTS:
        THAT the undersigned individual, as an Officer of Energy Transfer
Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the
General Partner of Energy Transfer Partners, L.P., a Delaware limited partnership, is required pursuant to the provisions of Section 16 of the
Securities Exchange Act of 1934 (the "Act") to make certain reports to the
Securities and Exchange Commission, including the filing of a Form ID, and reports on Form 3 Initial Statement of Beneficial Ownership, Form 4
Statements of Changes in Beneficial Ownership, and Form 5 Annual Statements of
Changes in Beneficial Ownership, or any successor reporting forms, and does hereby make, constitute and appoint Thomas P. Mason, William J. Healy and/or
Peggy J. Harrison, all of whom may act individually as his true and lawful attorney, for him, and in his name, place and stead, to sign on his behalf such
Form ID, Form 3, Form 4 or Form 5 reports, giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the premises, as fully, to all intents and purposes, as he might or could do, hereby ratifying and confirming all that his attorney shall lawfully do or cause to be done, by virtue hereof.
        The power of attorney granted herein shall expire on the earlier of the date on which the undersigned individual ceases to be subject to the reporting requirements of Section 16 of the Act or until revoked.
        IN WITNESS WHEREOF, the undersigned has subscribed his name hereto this
22nd day of April, 2008.
                                        /s/ William G. Powers, Jr.
                                        ----------------------------------------
                                        William G. Powers, Jr.
STATE OF KENTUCKY)
                 ) ss.
COUNTY OF BOONE  )
        Before me, the undersigned, a Notary Public in and for said County and
State, on this 22nd day of April, 2008, personally appeared William G. Powers,
Jr., to me known to be the identical person who subscribed his name to the foregoing Limited Power of Attorney, and he acknowledged to me that he executed the same as his free and voluntary act and deed, for the uses and purposes therein set forth.
        Given under my hand and seal of office the day and year last above written.
                                        /s/ Judy Berkemeier
   [Notarial Seal]                      ----------------------------------------
                                        Notary Public
My Commission Expires: 3/3/2010